                                        Exhibit 99.1

U.S. Education Corporation
and Subsidiaries

Consolidated Financial Statements
As of and for the Years Ended June 30, 2008 and 2007

U.S. Education Corporation
and Subsidiaries

Contents

Independent Auditors' Report

Board of Directors
U.S. Education Corporation
Mission Viejo, California

We have audited the accompanying consolidated balance sheets of U.S. Education Corporation as of June 30, 2008 and 2007 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Education Corporation as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying footnote 11 which includes the Company's calculation of its Title IV 90/10 revenue test and footnote 12 on related party transactions are required by the U.S. Department of Education and are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ BDO Seidman, LLP

Costa Mesa, California
August 28, 2008

U.S. Education Corporation
and Subsidiaries

Consolidated Balance Sheets

June 30,	2008	2007

Assets

Current assets
Cash	$19,692,667	$10,645,350
Income taxes receivable	-	510,544
Accounts receivable, net	23,706,583	20,358,211
Deferred income taxes, net	2,358,649	2,739,084
Prepaid expenses and other current assets	2,414,189	1,759,969

Total current assets	48,172,088	36,013,158

Furniture, equipment and improvements, net	19,668,090	19,317,648

Goodwill	64,999,110	65,643,394

Intangible assets, net	16,870,000	35,870,000

Other assets	956,823	1,441,700

Total assets	$150,666,111	$158,285,900

U.S. Education Corporation
and Subsidiaries

Consolidated Balance Sheets

June 30,	2008	2007

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$9,150,709	$8,995,233
Income taxes payable	143,453	-
Advanced tuition payments	4,838,892	4,216,238
Unearned tuition and other deferred revenue, net	20,696,637	15,966,110
Capital lease obligations, current portion	138,779	122,483
Notes payable, current portion	13,958,720	7,355,811
Total current liabilities	48,927,190	36,655,875

Capital lease obligations, less current portion	204,208	293,798
Notes payable, less current portion	10,023,779	23,982,500
Deferred rent	2,391,994	2,396,054
Deferred income taxes	6,346,375	11,858,498
Total liabilities	67,893,546	75,186,725

Commitments, contingencies and subsequent event

Shareholders’ equity
Preferred stock, Series A, $.001 par value, 120,000 shares
authorized, 71,710 shares issued and outstanding –
liquidation value of $110,228,000 and $101,790,000
for 2008 and 2007, respectively	71,710,387	71,710,387
Preferred stock, Series B, $.001 par value, 1,000 shares
authorized, 1,000 shares issued and outstanding –
liquidation value of $1,623,000 and $1,498,000 for
2008 and 2007, respectively	1,000,000	1,000,000
Common stock, Class A, $.001 par value, 2,100,000 shares
authorized, 1,462,593 shares issued for 2008 and 2007
and 1,208,193 and 1,216,193 shares outstanding for 2008
and 2007, respectively	1,463	1,463
Additional paid-in capital	1,590,520	1,524,519
Subscription notes receivable	-	(11,413)
Treasury stock, 254,400 and 246,400 common shares,
at cost, for 2008 and 2007, respectively	(254,400)	(246,400)
Retained earnings	8,724,595	9,120,619
Total shareholders’ equity	82,772,565	83,099,175
Total liabilities and shareholders’ equity	$150,666,111	$158,285,900

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Education Corporation
and Subsidiaries

Consolidated Statements of Operations

For the Years Ended June 30,	2008	2007

Total revenues, net	$ 142,808,373	$ 114,435,421

Costs and expenses
Course materials, service and instruction	45,226,296	33,580,904
Selling and promotion	23,869,771	21,495,834
General and administrative	30,535,694	25,961,888
Facilities	13,458,964	12,311,506
Other operating expenses	4,917,584	4,709,450
Depreciation and amortization	4,771,622	4,327,467
Impairment of intangible assets (Note 5)	19,000,000	-

Total costs and expenses	141,779,931	102,387,049

Income from operations	1,028,442	12,048,372

Other income (expense)
Interest income	750,663	711,449
Interest expense	(2,873,316)	(3,826,186)
Other expense, net	(15,070)	(650,765)

Total other income (expense), net	(2,137,723)	(3,765,502)

(Loss) income from continuing operations before
income taxes	(1,109,281)	8,282,870

(Benefit) provision for income taxes	(713,257)	3,398,144

Net (loss) income from continuing operations	(396,024)	4,884,726

Loss from discontinued operations	-	(737,206)

Net (loss) income	$ (396,024)	$ 4,147,520

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Education Corporation
and Subsidiaries

Consolidated Statements of Shareholders’ Equity

	Preferred Stock Series A	Preferred Stock Series B	Common Stock Class A	Additional Paid-In Capital	Subscription Notes Receivable	Treasury Stock	Retained Earnings	Total Shareholders’ Equity
Balance at June 30, 2006	$71,710,387	$1,000,000	$ 1,463	$1,461,145	$ (21,546)	$(246,400)	$4,973,099	$78,878,148

Stock based compensation	-	-	-	63,374	-	-	-	63,374

Decrease in subscription notes receivable	-	-	-	-	10,133	-	-	10,133

Net income	-	-	-	-	-	-	4,147,520	4,147,520

Balance at June 30, 2007	71,710,387	1,000,000	1,463	1,524,519	(11,413)	(246,400)	9,120,619	83,099,175

Stock based compensation	-	-	-	66,001	-	-	-	66,001

Decrease in subscription notes receivable	-	-	-	-	11,413	-	-	11,413

Payment for treasury stock	-	-	-	-	-	(8,000)	-	(8,000)

Net loss	-	-	-	-	-	-	(396,024)	(396,024)

Balance at June 30, 2008	$71,710,387	$1,000,000	$ 1,463	$1,590,520	$ -	$(254,400)	$8,724,595	$82,772,565

The accompanying notes are an integral part of these consolidated financial statements

U.S. Education Corporation
and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended June 30,	2008	2007

Cash flows from operating activities

Net (loss) income	$ (396,024)	$ 4,147,520
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	4,771,622	4,327,467
Impairment of intangible assets	19,000,000	-
Deferred income taxes	(4,487,404)	3,035,236
Provision for uncollectible balances, net	4,685,322	4,499,442
Stock based compensation expense	66,001	63,374
Gain on disposal of assets	(2,200)	75,000
Amortization of deferred loan fees	462,381	452,188
Changes in operating assets and liabilities:
Accounts receivable	(8,033,694)	(5,473,740)
Prepaid expenses and other current assets	(654,220)	(259,190)
Other assets	22,496	483,594
Accounts payable and accrued expenses	155,476	2,576,714
Income taxes receivable (payable)	653,997	(575,529)
Advance tuition payments	622,654	1,991,924
Unearned tuition and other deferred revenue	4,730,527	1,805,720
Deferred rent	(4,060)	453,570
Net cash provided by operating activities of
discontinued operations	-	806,466

Net cash provided by operating activities	21,592,874	18,409,756

Cash flows from investing activities
Purchases of furniture, equipment and improvements	(5,124,733)	(5,976,452)
Proceeds on disposal of assets	69,067	-
Net cash provided by investing activities of
discontinued operations	-	210,765

Net cash used in investing activities	(5,055,666)	(5,765,687)

U.S. Education Corporation
and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended June 30,	2008	2007

Cash flows from financing activities
Decrease in subscription receivable	11,413	10,133
Payment for treasury stock	(8,000)	-
Change in cash held in escrow	-	26,426
Payments on notes payable	(7,355,812)	(4,756,869)
Principal payments on capital lease obligations	(137,492)	(82,584)

Net cash used in financing activities	(7,489,891)	(4,802,894)

Net increase in cash	9,047,317	7,841,175

Cash and cash equivalents, beginning of year	10,645,350	2,804,175

Cash and cash equivalents, end of year	$19,692,667	$ 10,645,350

Supplemental disclosure of non-cash investing and
financing activities:

Property and equipment acquired under capital leases	$ 64,198	$ 315,370

The accompanying notes are an integral part of these consolidated financial statements.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Organization

U.S. Education Corporation (“USEC” or “Company”), a Delaware corporation, was incorporated on August 31, 1998. The Company was formed to acquire and operate private career colleges. The Company is the sole shareholder of SVC Acquisition Corporation and subsidiary (“SVCAC”), USEC Holding Company and subsidiaries (“USECHC”), PCC Acquisition Corporation and subsidiary ("PCCAC"), Apollo Acquisition Corporation and subsidiary (“AAC”) and Western College of Southern California, Inc. (“WCSCI”).

SVCAC, incorporated on August 24, 2001, acquired 100% of the outstanding stock of Silicon Valley College (“SVC”) on June 12, 2002. SVC is engaged in the business of operating a private career college with campuses located in Antioch, San Jose and Emeryville, California. The Company closed a campus located in Fremont, California in August 2006. SVC provides career training for the allied health and nursing professions and its campuses are accredited by the Accrediting Commission for Community and Junior Colleges of the Western Association of Schools and Colleges (“ACCJC/WASC”). SVCAC was dissolved on June 30, 2006, and its ownership interest in SVC was transferred to EdCOA, Inc. (see next paragraph) which, prior to June 30, 2006, was a wholly-owned subsidiary of Western Acquisition Corp. (“WAC”), which, in turn, was a wholly-owned subsidiary of USEHC.

USECHC, incorporated on January 27, 2003, owns 100% of the outstanding stock of WAC. WAC acquired 100% of the outstanding stock of EdCOA, Inc. (“EdCOA”), dba Western Career College (“WCC”) on February 5, 2003. WCC is engaged in the business of operating a private career college with campuses located in Sacramento, Stockton, San Leandro, Pleasant Hill, and Citrus Heights, California. WCC provides career training in the allied health and nursing fields and is accredited by ACCJC/WASC. USECHC and WAC were dissolved on June 30, 2006.

PCCAC, incorporated on August 14, 2003, acquired 100% of the outstanding stock of American Institute of Health Technology, Inc. (“AIHT”) on October 1, 2003. AIHT is engaged in the business of operating a single-campus career college in Boise, Idaho, now operating under the name Apollo College, Boise. Apollo College, Boise provides career training in the allied health and nursing fields and is accredited by the Accrediting Council of Independent Colleges and Schools (“ACICS”). PCCAC was dissolved on June 30, 2006.

AAC, incorporated on September 23, 2003, acquired 100% of the outstanding stock of Apollo College, Inc. (“ACI”) on December 1, 2003. ACI is engaged in the business of operating a private career college with campuses in Phoenix (3 campuses) and Tucson, Arizona; Albuquerque, New Mexico; Portland, Oregon; Spokane, Washington and Las Vegas, Nevada. ACI provides career training in allied health and nursing fields and is accredited by ACICS.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

USEC formed WCSCI on June 21, 2004. On September 13, 2004, WCSCI purchased substantially all of the assets of Platt College, Long Beach, Inc. (“Platt”) a private career college with one campus located in Cerritos, California. WCSCI took over the operations of that campus and changed the name of the campus to Western College (“WC”). On November 3, 2006, WCSCI sold substantially all of its assets to a third party.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the period. Accordingly, actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions which may be insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has its bank account balances substantially with one financial institution which, at various times, significantly exceeded the federally insured limit. The Company performs ongoing evaluations of its institutions to limit risk exposure.

Accounts Receivable

Accounts receivable are recorded at the net realizable value expected to be received from students or third-party payors. Accounts receivable includes amounts billed to students, less payments received and allowances for doubtful accounts and cancellations. The Company continually monitors and adjusts its allowances associated with accounts receivable to address trends in credit risks associated with its accounts receivable.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Furniture, Equipment and Improvements

Furniture and equipment are recorded at cost and are depreciated over their estimated useful lives ranging from two to seven years using the straight-line method. Leasehold improvements are stated at cost and amortized over their useful lives or the remaining term of the lease, whichever is shorter.

Repairs and maintenance costs are expensed as incurred, unless such costs extend the life of the asset. Upon sale or retirement of an asset, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the statement of operations in the related period.

Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease or the life of the related asset, whichever is shorter.

Goodwill

Goodwill represents the excess of cost over fair value of identifiable net assets acquired in connection with the Company's business acquisition transactions. Goodwill is not amortized, but is tested for impairment at least annually. Based upon its review as of June 30, 2008 and 2007, the Company determined that there has been no impairment of goodwill.

Intangible Assets

Intangible assets are stated at cost and were amortized on a straight line basis over their estimated useful lives as follows:

Accreditation	Indefinite
Outplacement Services	Indefinite
Trademark	Indefinite, unless a future name
change is contemplated, then the
useful life is the remaining period in
which the name is expected to be used
Curricula	14 – 16 months
Student Contracts	4 – 16 months

Indefinite-lived intangible assets are not amortized as there are no legal, regulatory, contractual, economic or other factors that limit the useful life of these intangible assets to the reporting entity. However, these assets are reviewed for impairment on, at least, an annual basis (see Note 5).

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Long Lived Assets

The Company assesses the recoverability of its long-lived assets whenever adverse events or changes in circumstances or business climate indicate that expected future cash flows related to such long-lived assets may not be sufficient to support the net book value of such assets. If undiscounted cash flows are not sufficient to support the recorded assets, impairment is recognized to reduce the carrying value of the long-lived assets to the estimated fair value. Cash flow projections, although highly subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. No impairments were recorded in 2008 and 2007.

Fair Value of Financial Instruments

The carrying value of cash, cash held in escrow, accounts receivables, accounts payable and accrued expenses and unearned tuition and other deferred revenue approximates their fair value at June 30, 2008 and 2007. In addition, the carrying value of all borrowings approximates fair value at June 30, 2008 and 2007.

Revenue Recognition

Company revenues consist primarily of tuition and fees derived from courses taught in the schools. Revenue from tuition and fees are recognized pro-rata (on a straight-line basis) over the relevant period attended by the student of the applicable course or program, including any student externships. Unearned tuition represents tuition and fee charges in excess of amounts earned as of the consolidated balance sheet date, less allowances for cancellations and doubtful accounts. Advanced tuition payments is the portion of payments received but not earned and is reflected as a current liability in the accompanying consolidated balance sheet as such amounts are expected to be earned within the next year. If a student leaves prior to completing a term, federal and state regulations and accreditation criteria permit the Company to retain only a set percentage of the total tuition received from such student, which varies with, but generally exceeds, the percentage of the term completed by the student. Amounts received by the Company in excess of such set percentages of tuition are refunded to the student or the appropriate funding source. Reserves for uncollectible accounts are analyzed periodically in light of current collection and loss experience. Refunds are reported as a reduction to revenue and the provision for uncollectible accounts is included in other operating expenses in the consolidated statements of operations.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Advertising Costs

Advertising costs are expensed as incurred. The Company recorded $13,036,603 and $12,764,515 of advertising expenses during fiscal years 2008 and 2007, respectively, which is included in selling and promotion expenses in the consolidated statements of operations.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined by comparing the financial statement and tax basis of assets and liabilities using enacted income tax rates in effect for the year in which the difference are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

On July 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) “Share- Based Payment,” which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R is a revision of Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation.” SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and instead generally requires that such transactions be accounted for using a fair-value based method.

SFAS No. 123R requires establishing assumptions and estimates of weighted-average fair value per share of options granted, as well as using a valuation model to calculate the fair value of stock based awards. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based awards. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and, accordingly, prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest, as the requisite service is rendered, beginning on July 1, 2006. Stock-based compensation expense for awards granted prior to July 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not provide a reliable single measure of the fair value of its employee stock options.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

No options were granted in fiscal 2008. The fair value for options granted in the prior fiscal year was estimated at the date of grant using the following weighted-average assumptions for the year ended June 30:

2007

Risk free interest rate	4.77%
Dividend yield	0.0%
Volatility factors of the
expected market price of the
Company’s stock	41.17%
Weighted-average expected life
of options	6.5 Years

The weighted average fair value of options granted in fiscal 2007 was $35.26. Compensation expense is recognized only for those options expected to vest, with forfeitures estimated at the date of grant based on the Company’s historical experience and future expectations. For the years ended June 30, 2008 and 2007, $66,001 and $63,374 was recognized as stock-based compensation expense under SFAS No. 123R. Unrecognized compensation cost related to stock options as of June 30, 2008 was $66,142 with a weighted average remaining expense period of approximately three years.

Derivative Financial Instruments

The Company has used derivative financial instruments to manage its exposure to movements in interest rates. The use of these derivative financial instruments modifies the exposure of these risks with the intent to reduce the risk to the Company. The Company does not use derivative financial instrument for trading purposes. Credit risk related to the derivative financial instruments is considered minimal and is managed by requiring high credit standards for its counterparts and for its periodic settlements. All derivative financial instruments are reported at fair value, with changes in fair value reported in current earnings.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Reclassifications

Certain items in the prior year financial statements have been reclassified to conform to the fiscal year 2008 presentation.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes, An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company is evaluating the impact of the interpretation on its consolidated financial statements and will adopt the provisions of this interpretation in fiscal year 2009.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (SFAS No. 157) which establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and required additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards and is effective for fiscal years beginning after November 15, 2007. The Company will adopt SFAS 157 in fiscal 2009 and has not yet determined the impact, if any, of adopting SFAS 157 on its consolidated financial statements.

In February 2008, the FASB issued FASB Staff Position (“FSP”) FAS No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13,” and FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” FSP 157-1 is effective upon initial adoption of SFAS No. 157 and FSP 157-2 is effective from February 12, 2008. The Company is currently analyzing the effects of FSP 157-1 and FSP 157-2 and its potential impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS 159”) to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company will adopt SFAS 159 in fiscal 2009 and has not yet determined the impact, if any, of adopting SFAS 159 on its consolidated financial statements.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

In December 2007, the FASB issued Statement No. 141R (revised 2007), “Business Combinations” (“SFAS 141R”). The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. The Company will adopt this new standard for fiscal 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement is effective prospectively, except for certain retrospective disclosures requirements, for fiscal years beginning after December 15, 2008. The Company is currently analyzing the effects of the new standard and its potential impact, if any, on its consolidated financial statements.

2. Accounts Receivable and Unearned Tuition and Other Deferred Revenue

Accounts Receivable

Accounts receivable include amounts billed to students, less payments received and allowances for doubtful accounts and cancellations. Accounts receivable consists of the following amounts as of June 30:

	2008	2007
Gross Accounts receivable	$ 32,135,077	$ 28,553,661
Less: Allowance for doubtful
accounts and cancellations	(8,428,494)	(8,195,450)

	$ 23,706,583	$ 20,358,211

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Unearned Tuition and Other Deferred Revenue

Unearned tuition and other deferred revenue represents tuition and fee charges billed to students in excess of amounts earned as of the consolidated balance sheet date less allowances for doubtful accounts and cancellations. Unearned tuition and other deferred revenue consist of the following as of June 30:

	2008	2007
Gross unearned tuition and other
deferred revenue	$ 25,109,737	$ 19,541,210
Less: Allowance for doubtful
accounts and cancellations	(4,413,100)	(3,575,100)

	$ 20,696,637	$ 15,966,110

3. Furniture, Equipment and Improvements

Furniture, equipment and improvements consist of the following as of June 30:

	2008	2007
Furniture	$ 11,798,477	$ 8,400,602
Equipment	4,834,189	4,977,713
Improvements	16,870,521	15,121,551

	33,503,187	28,499,866
Less: Accumulated depreciation
and amortization	(13,835,097)	(9,182,218)

	$ 19,668,090	$ 19,317,648

The cost and related accumulated amortization associated with equipment under capital lease obligations as of June 30, 2008 were $596,938 and $324,150, respectively. The cost and related accumulated amortization associated with equipment under capital lease obligations as of June 30, 2007 were $644,064 and $240,159, respectively.

Depreciation and amortization expense related to furniture, equipment and improvements, including assets under capital lease agreements, for the years ended June 30, 2008 and 2007 was $4,771,622 and $4,327,467, respectively.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

4. Goodwill

The changes in the carrying amount of goodwill for the years ended June 30, 2008 and 2007, are as follows:

Balance at June 30, 2006	$ 66,260,442

Reduction to reflect the tax benefit resulting from
the amortization of tax basis goodwill in
excess of book basis goodwill	(617,048)

Balance at June 30, 2007	65,643,394

Reduction to reflect the tax benefit resulting from
the amortization of tax basis goodwill in
excess of book basis goodwill	(644,284)

Balance at June 30, 2008	$ 64,999,110

5. Intangible Assets

Intangible assets consisted of the following:                                                                               June 30, 2008
	Gross
	Carrying	Accumulated	Net
	Amount	Amortization	Balance
Amortized intangible assets:
Student contracts	$7,200,000	$(7,200,000)	$-
Curricula	3,440,000	(3,440,000)	-
Other	280,000	(280,000)	-
Total amortized intangible assets	10,920,000	(10,920,000)	-
Unamortized intangible assets:
Trademark and trade name	9,600,000	-	9,600,000
Accreditation	6,900,000	-	6,900,000
Outplacement relationships	370,000	-	370,000
Total unamortized intangible assets	16,870,000	-	16,870,000
Balance at June 30, 2008	$27,790,000	$(10,920,000)	$16,870,000

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

                                                                                     June 30, 2007
	Gross
	Carrying	Accumulated	Net
	Amount	Amortization	Balance
Amortized intangible assets:
Student contracts	$7,200,000	$(7,200,000)	$-
Curricula	3,440,000	(3,440,000)	-
Other	280,000	(280,000)	-

Total amortized intangible
assets	10,920,000	(10,920,000)	-

Unamortized intangible assets:
Trademark and trade name	9,600,000	-	9,600,000
Accreditation	25,900,000	-	25,900,000
Outplacement relationships	370,000	-	370,000
Total unamortized intangible
assets	35,870,000	-	35,870,000
Balance at June 30, 2007	$46,790,000	$(10,920,000)	$35,870,000

In January 2008, the campuses of Apollo College (consisting of two main campuses and six branch campuses owned by ACI and one main campus owned by AIHT) changed their institutional accreditation from ABHES to the Accrediting Council of Independent Collages and Schools (ACICS). In conjunction with this change, $19 million of identified intangible asset value ascribed to accreditation at the time of the acquisitions of AIHT and ACI was written off.

Other than the aforementioned write-offs, the Company has determined that there has been no impairment of its indefinite-lived intangible assets as of June 30, 2008 and 2007.

6. Long-Term Debt

On December 1, 2003, the Company entered into a Credit Agreement, as subsequently amended, with a banking syndicate and subsequently borrowed $45,000,000. Funding from the Credit Agreement was utilized in the purchase of the common stock of ACI and to repay a bank loan due by EdCOA to a bank.

The amended Credit Agreement consists of a Term Loan A in the amount of $20,000,000, a Term Loan B in the amount of $25,000,000, a $2,500,000 revolving loan commitment (with a
$1,500,000 letter of credit sub-limit), and a $10,000,000 letter of credit facility. There were no amounts drawn against the revolving facility at June 30, 2008 and 2007. As of June 30, 2008 and 2007, letters of credit totaling $8,200,000 were in place (see Note 11). Borrowings under the Term Loan A, the letter of credit facility, and the revolving loan commitment mature on December 31, 2008. Borrowings under the Term Loan B mature on December 31, 2009.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Outstanding borrowings under the Credit Agreement bear interest, payable quarterly or upon expiration of the interest rate period, at either LIBOR or the greater of (a) the prime rate or the federal funds rate plus 0.5% (at the election of the Company). An applicable margin, as defined in the Credit Agreement, is added to the interest charge. The applicable margin is a function of the Company’s debt to EBITDA ratio. Outstanding letters of credit, if any, under the letter of credit facility are charged a fee equal to 2.75% through October 15, 2007 and 2.25% thereafter of the face amount of the letter of credit, payable quarterly. The interest rate applicable to the Term A and Term B Loans adjusts at the end of each interest rate period and is based upon the prospective interest period selected by the Company. Letter of credit fees and commitment fees are paid quarterly. All debt is collateralized by substantially all of the Company's assets.

The Credit Agreement contains certain covenants that, among other things, require maintenance of certain financial ratios as defined in the agreement. These financial covenants require that the Company maintain a minimum level of EBITDA, a minimum consolidated fixed charge coverage ratio and a maximum leverage ratio, as defined in the Credit Agreement. In addition, the Company must adhere to maximum capital expenditure levels. Failure to maintain these ratios or to violate other covenants contained in the agreement will constitute an event of technical default and could result in termination of the agreements and require payment of all outstanding borrowings.

The Credit Agreement required that USEC enter into an interest rate swap transaction with a term of at least three years with respect to not less than 50% of the outstanding principal amount of the Term Loans. On March 31, 2004, USEC entered into a three-year interest rate swap agreement covering a descending principal amount equal to one-half of the combined, amortized balances in the Term Loans.

The interest rate swap called for the swapping of floating 3-month LIBOR contracts by USEC in exchange for three month contracts at a fixed interest rate of 2.34% per annum. The interest rate swap contract expired on March 2007. The change in the fair value of the contract is included in other income in the consolidated statement of operations and totaled ($554,931) for the year ended June 30, 2007.

In fiscal year 2004, the Company received the consent of the banking syndicate to provide a USEC corporate guarantee for the performance of its wholly owned subsidiary, SVC, relating to a lease of real property.

The Company entered into a Second Amendment to the Credit Agreement on August 22, 2005 which provided for amended loan covenants effective for the reporting period ended June 30, 2005 and thereafter. This Second Amendment included a provision terminating the then existing $10,000,000 acquisition commitment.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

The Company entered into a Third Amendment to the Credit Agreement on August 14, 2006. This amendment extended the Company’s time to report its June 30, 2006 loan covenants to the syndicate until September 30, 2006.

The Company entered into a Fourth Amendment to the Credit Agreement on September 14, 2006 which provided for amended loan covenants effective for the period ended June 30, 2006 and thereafter. The Fourth Amendment included a provision reducing the amount of the revolving loan commitment from $5,000,000 to $2,500,000.

The Company entered into a Fifth Amendment to the Credit Agreement on June 1, 2007. This amendment reduced term loan margins and the letter of credit fee rate. In addition, the capital expenditure covenant was increased to $10,000,000 for the year ended June 30, 2008.

The Company entered into a Sixth amendment to the credit agreement on May 27, 2008. This amendment extended the letter of credit facility termination date from December 31, 2008 to June 30, 2009, thus allowing for the extension of the letter of credit in favor of the U.S. Department of Education to June 30, 2009. As of June 30, 2008, the Company was in compliance with all financial covenants associated with the Credit Agreement, as amended.

In connection with the Credit Agreement financing, and subsequent amendments, the Company has incurred $2,338,290 of cumulative deferred financing costs. These costs are being amortized on a straight-line basis, which approximates the effective interest method, over the six-year life of the Credit Agreement. Amortization of the deferred costs was $462,381 and $452,188 for the  years ended June 30, 2008 and 2007, respectively, and is included as interest expense in the consolidated statement of operations.

In addition, the Company’s wholly owned subsidiary, AIHT, borrowed $355,509 from the prior owner of AIHT to fund facility enhancements at AIHT. This loan was paid off in full on June 7, 2007.

Long-term debt consists of the following at June 30:
                                                                            2008                                      2007
	Outstanding	Interest	Outstanding	Interest
	Debt	Rate	Debt	Rate

Term A	$2,766,333	5.06%	$8,030,747	8.11%
Term B	21,216,166	5.56%	23,307,564	8.61%
	$23,982,499		$31,338,311

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Future maturities of notes payable are as follows as of June 30:

2009	$13,958,720
2010	10,023,779

$23,982,499

7. Income Taxes

The following are the components of the (benefit) provision for income taxes included in the consolidated statements of operations for the years ended June 30, 2008 and 2007.

	2008	2007

Current:
Federal	$3,046,198	$219,038
State	727,949	143,870

	3,774,147	362,908
Deferred
Federal	(3,567,712)	2,444,574
State	(919,692)	590,662
	(4,487,404)	3,035,236
(Benefit) Provision for income
taxes	$ (713,257)	$3,398,144

The (benefit) provision for income taxes differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% to income before income taxes, due primarily to state taxes, including the effects of a California net operating loss limitation and additional refunds received in fiscal 2008.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

The significant components of the deferred tax assets and liabilities at June 30 are as follows:

	2008	2007
Deferred tax assets:
Allowance for bad debts	$1,262,007	$1,427,726
Accrued liabilities	1,807,545	1,427,217
Net operating loss carry forward	47,588	233,877
State income taxes	249,471	611,517
Total deferred tax assets	3,366,611	3,700,337
Deferred tax liabilities:
Goodwill and other intangible
assets	(6,941,287)	(12,701,156)
Depreciation	(413,050)	(118,595)
Total deferred tax liabilities	(7,354,337)	(12,819,751)
Net deferred tax liability	$(3,987,726)	$(9,119,414)

The Company has approximately $125,000 and $57,700 of net operating loss carry forwards available for Federal and California income tax purposes respectively. These reported carry forward amounts take into consideration the provisions of Internal Revenue Code Section 382 which provides for an annual limitation applied to the utilization of the Company's net operating loss carry forwards resulting in the expiration of a portion of the Company's net operating loss carry forwards before complete utilization. Accordingly, the portion of the Company's net operating loss carry forwards that are expected to expire before complete utilization are not included in the reported amounts. The Federal and California carry forwards begin expiring in fiscal year 2019 and 2013, respectively.

8. Commitment and Contingencies

Legal Contingencies

The Company is subject to occasional lawsuits, regulatory reviews associated with financial assistance programs and claims arising in the normal conduct of its business. At this time, the Company does not believe that the outcome of current claims, regulatory reviews and lawsuits will have a material effect on its consolidated results of operations, financial position, or cash flows. See regulatory considerations and compliance matters and the Company’s letter of credit discussed at Note 11.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Operating Leases

The Company leases its operating facilities and certain equipment under noncancelable operating lease agreements which expire at various dates through 2018. The facility leases require base monthly rental payments, which are subject to annual increases and require that the Company pay certain operating expenses of the facilities. Certain of the facility leases have rent abatements and stipulated payment increases over their terms.

As of June 30, 2008, the minimum base rental commitments required under existing noncancellable operating leases are as follows:

Years ending June 30
2009	$9,299,548
2010	9,289,859
2011	8,936,059
2012	8,350,153
2013	8,246,640
Thereafter	22,465,345
Total minimum lease payments	$66,587,604

Rent expense for facilities with fixed rent increases is recorded on a straight-line basis over the terms of the leases. The difference between rent expense recorded and amounts paid is reflected as deferred rent in the accompanying consolidated balance sheets. Rent expense for the years ended June 30, 2008 and 2007 was $9,310,910 and $8,946,354, respectively (see Note 12).

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Capital Lease Obligations

The Company has acquired certain equipment under capital lease obligations which are payable in various scheduled monthly installments through 2012. At June 30, 2008, future minimum lease payments are as follows:

Years ending June 30,
2009	$172,660
2010	131,178
2011	67,258
2012	37,513

Total minimum lease payments	408,609

Less: amounts representing interest at 9.4% to
18.8%	(65,622)

Present value of future minimum capitalized
lease obligations	342,987

Less: current portion	138,779

$204,208

401(k) Salary Savings Plan

The Company has a 401(k) salary savings plans for its employees. Employees are eligible to participate in the plans after meeting the defined eligibility requirements associated with age and length of service. The plans provide for discretionary matching contributions to be made by the Company. The Company contributed $469,742 and $369,896, in fiscal years 2008 and 2007, respectively.

Contingent Sale Bonus Agreements

In January and February of 2008, the Company entered into contingent sale bonus agreements with four employees. The sales bonuses are payable upon the consummation of any sale of the Company, as defined, which occurs on or prior to December 31, 2008, provided the employee stays employed by the Company until the time of such sale of the Company. The eligible vested bonus amounts are determinable based on the aggregated consideration paid, as defined, to the Company and/or its equity security holders upon sale of the Company. The sale bonus amounts are based on the appropriate eligible vested bonus amount, as defined, and a factor of the per share proceeds, as defined, paid to a holder in respect of a share of the Company’s common stock as of the closing of a sale of the Company. For purposes of this calculation, the per share proceeds shall not include any contingent payments based upon factors such as future performance of the Company, sale price adjustments or releases of amounts deposited into escrow. Such calculated sale bonus amounts are subject to reduction, on a dollar-for-dollar basis, for any stock option proceeds payable to the employee as a result of a sale of the Company, if applicable. As the sale bonus awards are contingent upon a change of control event, no amounts have been recognized in the consolidated financial statements for this contingency as of June 30, 2008 (see Note 14).

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Retention Agreements

In January 2008, the Company entered into retention agreements with nineteen members of management and employees. The retention agreements call for an aggregate bonus amount of $450,000 payable upon thirty days after the date of a change of control event, as defined. The retention agreements also include severance benefits that range from three to six months of the employees base salary in the event the employee is terminated without cause within 360 days of a change of control event. As the bonus awards are contingent upon a change of control event, no amounts have been recognized in the consolidated financial statements for this contingency as of June 30, 2008 (see Note 14).

9. Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 121,000 shares of preferred stock, which includes 120,000 shares designated as Series A ($.001 par value) preferred stock and 1,000 shares designated as Series B ($.001 par value) preferred stock. At June 30, 2008 and 2007, 71,710 shares of the Series A preferred stock were issued and outstanding and 1,000 shares of Series B preferred stock were issued and outstanding. Both Series A and B preferred stockholders are entitled to cumulative dividends, when and as declared, at the rate of 8% per annum, compounded daily. The preferred dividends accrue, without interest, from day to day and are cumulative. As of June 30, 2008, cumulative dividends in arrears on Series A and Series B preferred stock were $38,557,000 and $623,000, respectively. As of June 30, 2007, cumulative dividends in arrears on Series A and Series B preferred stock were $30,080,000 and $498,000, respectively. As the dividends have not been declared, accruals for such amounts have not been reflected in the consolidated balance sheet. Upon any liquidation, dissolution or winding up of the Company, the holders of preferred stock shall first be entitled to be paid the liquidation amount plus any cumulative unpaid dividends.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

The aggregate liquidation value of the Series A and Series B preferred stock (including cumulative dividends in arrears) as of June 30, 2008 was $110,288,000 and $1,623,000, respectively. The aggregate liquidation value of the Series A and Series B preferred stock (including cumulative dividends in arrears) as of June 30, 2007 was $101,790,000 and $1,498,000, respectively. The holders of the Series A and Series B preferred stock have no voting rights, except where voting rights are required by law. Concurrent with a consummation of a public offering, the holders of Series B preferred shares have the right to convert any amount of the shares of preferred stock into a number of Conversion Shares, as defined by the Stock Purchase Agreement.

The Company may at its option at any time, from time to time or upon sale of the Company or with the consummation of a public offering, redeem all or any portion of the preferred stock. Upon any such redemption, the Company shall pay a price per preferred share equal to the liquidation value, plus all accrued and unpaid dividends.

Common Stock

The Company has the authority to issue 2,100,000 shares of Class A common stock, par value $.001 per share. At June 30, 2008 and 2007, there were 1,462,593 shares of Class A common stock issued. The holders of Class A common stock are entitled to one vote per share on all matters to be voted on by the shareholders of the Company. The holders of Class A common stock are entitled to share equally on a per share basis in any dividends or other distributions declared and made by the Company to the common stockholders.

Management Shares

In 2002, the Company sold 200,000 shares of Class A common stock to its management team under agreements for $1 per share, which was the fair value of the shares at the date of issuance. 173,250 of these shares remain outstanding as of June 30, 2008.

These shares were issued with a feature that, in the event employment is terminated, allows the employee to sell the vested shares back to the Company at the fair value of the shares at the date of repurchase. The fair value will be determined in good faith by the Board, taking into account  all relevant factors determinative of value.

Of the management shares sold, 114,500 shares are time vesting shares that vest 20% a year for 5 years. These shares are immediately vested in the case of a liquidating event. If a member of management resigns, the investors have the right to repurchase vested shares at fair value, as determined by the Board of Directors.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

In the event of termination of employment, the unvested shares may be repurchased by the investors for $1 per common share. 114,500 shares are vested as of June 30, 2008.

Of the management shares sold, 58,750 of the shares are performance based that cliff vest upon certain events including the vesting of all or a portion of these performance based shares upon sale of the Company with terms that meet certain criteria as defined. These performance shares are subject to variable accounting which, in connection with a liquidity event, would require the Company to record compensation expense for the difference between the price at the date of grant and the fair value at the date of the liquidity event. These shares remain unvested as of June 30, 2008 (see Note 14).

10. Stock Option Plans

The Company's 2004 Stock Option Plan (the "Plan") provides for the grant of stock options to certain executive and key employees of the Company. A total of 6,000 shares have been reserved for issuance under the Plan. Options for qualified stock options granted thereunder have an exercise price equal to or greater than the fair value of the common stock on the date of grant. As of June 30, 2008, 1,000 total shares remain available for grant under the Plan.

The Company's 2006 Stock Option Plan (the "2006 Plan") provides for the grant of stock options to certain executive and key employees of the Company. A total of 18,750 shares have been reserved for issuance under the 2006 Plan. Options for qualified stock options granted thereunder have an exercise price equal to or greater than the fair value of the common stock on the date of grant. As of June 30, 2008, 15,750 total shares remain available for grant under the 2006 Plan.

Certain options vest over five years while other options vest if there is a liquidity event and the investor's obtain an investment rate of return of at lease 30%. Options expire ten years from the date of grant.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

The following is a summary of the stock option activity for the fiscal years ended June 30:

	2008		2007

		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Outstanding, beginning
of year	16,000	$17.76	13,000	$16.55
Granted	-	-	3,000	23.00
Exercised	-	-	-	-
Cancelled	(8,000)	23.00	-	-

Outstanding, end of
year	8,000	$12.52	16,000	$17.76
Options exercisable
end of year	2,500	$9.42	1,400	$4.73

Outstanding stock options at June 30, consist of the following:

2008			2007
Number of Shares	Weighted-Average Exercise Price	Weighted Average Remaining Life	Number of Shares	Weighted-Average Exercise Price	Weighted Average Remaining Life
4,000	$ 1.00	5.33	4,000	$ 1.00	6.33
1,000	27.13	6.31	1,000	27.13	7.31
3,000	23.00	8.27	11,000	23.00	8.95
8,000	$12.52	6.55	16,000	$17.76	8.37

11. Regulatory

Concentration of Credit Risk and Regulatory Considerations

Federal and State financial assistance programs, in which most of the students participate, are subject to political and governmental budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex Federal and State regulations govern all of the government financial assistance programs in which these students participate. Administration of these programs is periodically reviewed by various regulatory agencies. Any material regulatory violation or non-compliance could be the basis for disciplinary action, including the initiation of a suspension, limitation or termination proceeding against the Company.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Program Eligibility

The Company derives a substantial portion of its revenues from Student Financial Aid (“SFA”) received by its students under the Title IV programs administered by the U.S. Department of Education pursuant to the Higher Education Act of 1965, as amended (“HEA”). To continue to participate in the SFA programs, the Company must comply with the regulations promulgated under HEA. The regulations restrict the proportion of cash receipts for tuition and fees from eligible programs to not more than 90 percent from the Title IV programs. The failure of the Company to meet the 90 percent limitation could result in the loss of the Company’s ability to participate in SFA programs.

The Company obtained provisional approval of the change of ownership related to its acquisition of each college from the U.S. Department of Education (the “ED”). With the provisional approval of the change of ownership, the Company has been able to continue participating in programs authorized under Title IV of the Federal Higher Education Act (“Title IV”). Collection of substantial portions of the accounts receivable and future tuitions is dependent on the Company's continued participation in the Title IV programs.

For the year ended June 30, 2007, the 90/10 revenue test percentages for the WCC – San Jose main campus (plus branches) was computed as shown below. For purposes of reporting 2008, this campus was combined with the WCC – Sacramento main campus (see below).

(OPEID #030693)	2008	2007
Title IV funds received	$-	$10,907,301
Total eligible cash receipts	$-	$18,854,565
Percentage Title IV	-%	57.8%

For the years ended June 30, 2008 and 2007, the 90/10 revenue test percentages for the WCC – Sacramento main (plus branches) were computed as follows:

(OPEID #009748)	2008	2007
Title IV funds received	$45,648,752	$24,708,543
Total eligible cash receipts	$69,066,434	$39,247,923
Percentage Title IV	66.1%	63.0%

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

For fiscal 2008 the 90/10 revenue test percentages for OPEID #030693 and OPEID #009748 have been combined and are reported under OPEID #009748.

For the years ended June 30, 2008 and 2007, the 90/10 revenue test percentages for Apollo College, Boise were computed as follows:

(OPEID #022180)	2008	2007
Title IV funds received	$6,480,104	$5,398,784
Total eligible cash receipts	$10,048,223	$8,512,742
Percentage Title IV	64.5%	63.4%

During fiscal year 2004, AAC, dba Apollo, obtained provisional approval for the change of ownership from the ED. Concurrent with the acquisition of Apollo by AAC on December 1, 2003, Apollo changed its fiscal year end to June 30.  For the years ended June 30, 2008 and 2007, the 90/10 revenue test percentages for Apollo – Portland main (plus a branch) were as follows:

(OPEID #030425)	2008	2007
Title IV funds received	$12,272,712	$9,727,226
Total eligible cash receipts	$15,942,301	$12,927,628
Percentage Title IV	77.0%	75.2%

For the years ended June 30, 2008 and 2007, the 90/10 revenue test percentages for Apollo – Phoenix main campus (plus branches) were as follows:

(OPEID #021006)	2008	2007
Title IV funds received	$36,678,574	$27,309,614
Total eligible cash receipts	$45,935,409	$34,612,611
Percentage Title IV	79.8%	78.9%

This information is required by the ED and is presented for purposes of additional analysis and is not a required part of the basic financial statements.

Financial Responsibility

Institutions participating in Title IV programs are also required by the ED to demonstrate financial responsibility. The ED determines an institution’s financial responsibility through the calculation of a composite score based upon certain financial ratios as defined in regulations. Institutions receiving a composite score of 1.5 or greater are considered fully financially responsible. Institutions receiving a composite score between 1.0 and 1.4 are subject to additional monitoring and institutions receiving a score below 1.0 are required to provide financial guarantees in order to continue participation in the Title IV programs. As of June 30, 2008 and 2007 and for the years then ended, USEC’s composite score was (0.14) and 0.02, respectively.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

Institutions failing to meet the ED’s minimum financial responsibility score may continue to participate in the Federal Title IV programs by choosing an alternative method of demonstrating its financial responsibility. USEC has elected to demonstrate its financial responsibility by opting the Provisional Certification Alternative. Under this alternative, USEC must comply with all of the requirements specified in the regulations, including the following:

•	Disbursement of Title IV program funds under the cash monitoring Type 1 payment method;

•	Requests for Title IV funds from the ED must be made after the time and in an amount no more than the previous disbursement to students and parents;

•	USEC must notify the ED in the event of certain oversight and financial actions taken by any accrediting agency, state authorizing agency, Federal agency, or lender; and

•	USEC must post a letter of credit in favor of the ED in an amount no less than 10% of the total Title IV program funds it received in its most recently completed fiscal year.

USEC is in compliance with all of the requirements of the Provisional Certification Alternative as of June 30, 2008.

On June 30, 2004, the $8,000,000 letter of credit in favor of the ED was delivered to the beneficiary. On September 13, 2004, in conjunction with USEC’s purchase of the assets of Platt College, Long Beach, Inc., the face amount of the letter of credit was increased by $200,000 (see Note 6).

Any change in financial guarantee required of the Company in order to continue participation in the Title IV programs is required subsequent to the reporting of the Company’s ratios, which occurs no later than six months after its fiscal year end.

Because the Company operates in a highly regulated industry, it, like other industry participants, may be subject from time to time to investigations, claims of non-compliance, or lawsuits by governmental agencies or third parties, which allege statutory violations, regulatory infractions, or common law causes of action.

U.S. Education Corporation
and Subsidiaries

Notes to Consolidated Financial Statements

There can be no assurance that other regulatory agencies or third parties will not undertake investigations or make claims against the Company, or that such claims, if made will not have a material adverse effect on the Company’s business, results of operations or financial condition.

12. Related-Party Transactions

EdCOA leases property from RWR Properties, which is a California general partnership controlled by certain stockholders of the Company. Total rent paid to RWR properties in fiscal years 2008 and 2007 was $723,206 and $699,624, respectively. Terms under this lease require monthly rental payments approximating $51,500 through July 2015.

AIHT leases property from the prior owners of AIHT, who are also stockholders of the Company. Total rent paid in fiscal years 2008 and 2007 was $333,380 and $321,097, respectively. This lease was amended in December 2007 to reflect the commitment of the lessor to build a 24,500 square foot new building on the campus location at an estimated cost of $4.4 million. Terms under this amended lease require monthly rental payments approximating $27,000 until such time as the new building is completed and occupied, and $73,809 thereafter. The amended lease expires in 15 years with an option to extend for an additional five years.

In addition, AIHT had an outstanding loan commitment with the prior owner of AIHT totaling $212,926 as of June 30, 2006. This note was paid in full on June 7, 2007 (see Note 6).

For the each of years ended June 30, 2008 and 2007, the Company paid $450,000, respectively, in management fees to Clearlight Partners and William Blair Capital Partners who are stockholders of the Company.

13. Supplemental Cash Flows Information

Years Ending June 30,	2008	2007

Cash (received) paid for:
Income taxes, net	$3,203,471	$(47,944)
Interest	$2,410,935	$3,375,634

14. Subsequent Event (Unaudited)

On July 30, 2008, the shareholders and option holders of USEC entered into a Stock Purchase Agreement with DeVry Inc. (“DeVry”) and USEC Acquisition Inc. (“USECAI,” a wholly-owned subsidiary of DeVry) whereby all of the issued and outstanding shares of USEC will be sold to USECAI for total proceeds of $290,000,000, subject to specific purchase price adjustments including estimated cash held by the Company, working capital adjustments, and escrowed holdback amounts. Portions of the net proceeds are required to be used to pay-off all outstanding indebtedness of the Company, as defined, payment of sale bonus amounts (not to exceed $3,150,000 in aggregate, see Note 8) and payment of certain fees. Immediately after closing USECAI will merge into USEC, with USEC surviving the merger transaction. The transaction is expected to close in September 2008. Upon the consummation of the transaction, the members of the Boards of Directors of USEC and all of its subsidiaries are expected to resign.  No adjustments have been made to the carrying value of the assets and liabilities included in these consolidated financial statements as a result of this contingent event.